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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41204 of Duraswitch Industries, Inc. and subsidiaries on Form S-8 of our report dated February 15, 2002, appearing in this Annual Report on Form 10-K of Duraswitch Industries, Inc. and subsidiaries for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 15, 2002